Exhibit 21.1

Subsidiaries of the Registrant	Jurisdiction of Incorporation
Noodles & Company Canada, Inc.	Canada
Noodles & Company China Holdings, LTD	Cayman Islands
Noodles & Company International Holdings, LTD	Cayman Islands
Noodles & Company Finance Corp.	Colorado, United States
Noodles & Company Services Corp.	Colorado, United States
The Noodle Shop, Co. - Colorado, Inc.	Colorado, United States
TNSC, Inc.	Colorado, United States
The Noodle Shop, Co. - Delaware, Inc.	Delaware, United States
Noodles & Company Hong Kong, Limited	Hong Kong
The Noodle Shop, Co. - Illinois, Inc.	Illinois, United States
The Noodle Shop, Co. - Kansas, LLC	Kansas, United States
The Noodle Shop, Co. - Annapolis, LLC	Maryland, United States
The Noodle Shop, Co. - Baltimore County, LLC	Maryland, United States
The Noodle Shop, Co. - Charles County, Inc.	Maryland, United States
The Noodle Shop, Co. - College Park, LLC	Maryland, United States
The Noodle Shop, Co. - Frederick County, LLC	Maryland, United States
The Noodle Shop, Co. - Howard County, Inc.	Maryland, United States
The Noodle Shop, Co. - Maryland, Inc.	Maryland, United States
The Noodle Shop, Co. - Montgomery County, Maryland	Maryland, United States
The Noodle Shop, Co. - St. Mary’s County, LLC	Maryland, United States
The Noodle Shop, Co. - Minnesota, Inc.	Minnesota, United States
The Noodle Shop, Co. - Virginia, Inc.	Virginia, United States
The Noodle Shop, Co. - Wisconsin, Inc.	Wisconsin, United States